Exhibit 99.1


          PC Connection, Inc. Reports Third Quarter Results;
          Company Experiences Year-Over-Year and Sequential
    Sales Growth; Public Sector Sales Increase Year Over Year 12%


    MERRIMACK, N.H.--(BUSINESS WIRE)--Oct. 27, 2005--PC Connection, Inc. (NASDAQ: PCCC), a leading direct marketer of information technology products and solutions, today announced results for the quarter ended September 30, 2005. Net sales for the three months ended September 30, 2005 increased by $19.8 million, or 5.6%, to $371.1 million from $351.3 million for the three months ended September 30, 2004. Net income for the quarter ended September 30, 2005 was $1.9 million, or $.08 per share, compared to $2.8 million, or $.11 per share for the three months ended September 30, 2004.
    The three-month periods ended September 30, 2005 and 2004 included charges related to management restructuring and other special charges that reduced earnings and earnings per share. Had these charges not been recorded, pro forma net income for the quarter ended September 30, 2005 would have been $2.5 million, or $.10 per share, compared to $3.9 million, or $.16 per share, for the quarter ended September 30, 2004. A reconciliation between net income on a GAAP basis and pro forma net income is provided in a table immediately following the Consolidated Income Statements.
    Net sales for the nine months ended September 30, 2005 increased by $31.5 million, or 3.1%, to $1,045.7 million from $1,014.2 million for the nine months ended September 30, 2004. Net income for the nine months ended September 30, 2005 was $4.4 million, or $.18 per share, compared to $6.2 million, or $.25 per share for the nine months ended September 30, 2004. The nine-month periods ended September 30, 2005 and 2004 included charges related to management restructuring and other special charges that reduced earnings and earnings per share. Had these charges not been recorded, pro forma net income for the nine months ended September 30, 2005 would have been $5.0 million, or $.20 per share, compared to $8.5 million, or $.33 per share, for the comparable period a year ago.
    Net sales for the small- and medium-sized business (SMB) segment increased by 3.9% from the third quarter of 2004 to $203.5 million, but decreased sequentially by 1.8% over the immediately preceding quarter. Sales to large account customers increased by 3.8% over the third quarter of 2004 to $80.4 million and increased by 2.5% over the second quarter of 2005. Sales to government and education customers (the Company's public sector segment) increased by 12.1% for the quarter to $87.2 million compared to the third quarter of 2004.
    Patricia Gallup, Chairman and Chief Executive Officer of PC Connection, Inc., said, "We are encouraged by the Company's Q3 results, having experienced increased sales in all of our segments. The growth we experienced in our public sector sales is particularly gratifying. We believe the significant sales increase of more than 23 percent to the federal government represents a good beginning to our recovery in this market. We are positioned to expand our current GSA schedule and add new contracts in order to secure new business and increase market share."
    Notebooks and PDAs continued to be the Company's largest product category, but decreased to 19.4% of net sales in the third quarter of 2005 compared to 21.6% for the corresponding period a year ago. Desktop computers and servers accounted for 13.9% of net sales in the third quarters of both 2005 and 2004. However, the Company experienced double-digit year-over-year growth in several product categories. Sales of storage devices, net/com products, and accessories/other increased 16.2%, 12.9%, and 17.2%, respectively, in the third quarter of 2005.
    Gross profit margin, as a percentage of net sales, was 11.3% in the third quarter of 2005 compared to 11.2% in the third quarter of 2004, and compared to 11.6% in the second quarter of 2005. As previously stated, the Company expects that its gross profit margin as a percentage of net sales may vary by quarter based upon vendor support programs, product and customer mix, pricing strategies, market conditions, and other factors.
    Consolidated annualized productivity increased sequentially by 5.9% in the third quarter of 2005 compared to the second quarter of 2005, but was unchanged compared to the third quarter of 2004. The total number of sales representatives as of September 30, 2005 decreased to 585 from 602 as of June 30, 2005, but increased from 561 as of September 30, 2004.
    Total selling, general, and administrative expenses, as a percentage of sales, increased to 10.1% in the third quarter of 2005 compared to 9.3% in the corresponding period a year ago, primarily as the result of our increased investment in systems improvements and our services business, as well as higher advertising costs. The Company expects that its SG&A, as a percentage of net sales, may vary by quarter depending on changes in sales volume, as well as the levels of continuing investments in key growth initiatives.
    Ms. Gallup concluded, "We are making strategic investments to strengthen our company, expand our customer relationships, and enhance our ability to provide service to customers. We believe that we have the right product and market strategies in place, our brand recognition is strong, and our sharp focus on service forms a solid growth platform. Our balance sheet is very healthy, and we are focused on maintaining a strong financial position even as we invest for the future."

    About PC Connection, Inc.

    PC Connection, Inc., a Fortune 1000 company, operates three sales subsidiaries, PC Connection Sales Corporation of Merrimack, NH, GovConnection, Inc. of Rockville, MD, and MoreDirect, Inc. of Boca Raton, FL. All three subsidiaries can deliver custom-configured computer systems overnight.
    PC Connection Sales Corporation (1-800-800-5555) is a rapid-response provider of information technology (IT) products and solutions offering more than 100,000 brand-name products to businesses through its staff of technically-trained sales account managers and catalog telesales representatives, catalogs and publications, and its web site at www.pcconnection.com. The subsidiary serves the Apple/Macintosh community through its MacConnection division (1-800-800-2222), which also publishes specialized catalogs and is online at www.macconnection.com.
    GovConnection, Inc. (1-800-800-0019) is a rapid-response provider of IT products and solutions to federal, state, and local government agencies and educational institutions through specialized account managers, catalogs and publications, and online at www.govconnection.com.
    MoreDirect, Inc. (561-237-3300), www.moredirect.com, provides corporate technology buyers with a comprehensive web-based e-procurement solution and in-depth IT supply-chain expertise, serving as a one-stop source by aggregating more than 300,000 products from the inventories of leading IT wholesale distributors and manufacturers.

    A live webcast of PC Connection management's discussion of the third quarter will be available on the Company's Web site at www.pcconnection.com and on www.streetevents.com. The webcast will begin today at 11:00 a.m. Eastern Time.

    "Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of changes in market demand and the overall level of economic activity, or in the level of business investment in information technology products, competitive products and pricing, product availability and market acceptance, new products, fluctuations in operating results, the Company's success at integrating the acquired assets of Amherst Technologies into its businesses, the impact of the costs of acquisition and integration, the ability of the Company to hire and retain Amherst Technologies sales representatives and other essential personnel, and other risks detailed under the caption "Factors That May Affect Future Results and Financial Condition" in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended June 30, 2005. More specifically, the statements in this release concerning the Company's outlook for 2005 and the statements concerning the Company's gross margin percentage, productivity, and selling and administrative costs and other statements of a non-historical basis (including statements regarding implementing strategies for future growth, the ability of the Company to improve sales productivity and increase its active customers) are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the ability to realize market demand for and competitive pricing pressures on the products and services marketed by the Company, the continued acceptance of the Company's distribution channel by vendors and customers, continuation of key vendor and customer relationships and support programs and the ability of the Company to hire and retain qualified sales representatives and other essential personnel.

CONSOLIDATED SELECTED FINANCIAL HIGHLIGHTS
----------------------------------------------------------------------
At or for the Three
 Months Ended
 September 30,            2005               2004
----------------------------------------------------------------------
(Dollars and shares in
 thousands, except
 operating data,                   % of               % of
 price/earnings ratio               Net                Net
 and per share data)                Sales              Sales  % Change
----------------------------------------------------------------------

Operating Data:
  Net sales            $  371,124         $  351,265              5.6%
  Diluted earnings per
   share               $      .08         $      .11            (27.3)

  Gross profit margin        11.3%              11.2%
  Operating margin            1.0                1.4
  Return on equity(1)         3.9                7.0

  Catalogs distributed  5,525,000          6,887,000           (19.8)%
  Orders entered(2)       350,600            310,200             13.0
  Average order
   size(2)             $    1,261         $    1,341             (6.0)

  Inventory turns(1)           20                 16
  Days sales
   outstanding                 46                 41

Product Mix:
  Notebooks & PDAs     $   71,958   19.4% $   75,894   21.6%    (5.2)%
  Desktops/Servers         51,730   13.9      48,858   13.9       5.9
  Storage Devices          32,119    8.7      27,635    7.9      16.2
  Software                 44,875   12.1      41,958   11.9       7.0
  Net/Com Products         29,023    7.8      25,703    7.3      12.9
  Printers & Printer
   Supplies                40,033   10.8      37,065   10.6       8.0
  Video, Imaging &
   Sound                   43,753   11.8      41,407   11.8       5.7
  Memory & System
   Enhancements            18,152    4.9      19,068    5.4      (4.8)
  Accessories/Other        39,481   10.6      33,677    9.6      17.2
                       ----------- ------ ----------- ------
                       $  371,124  100.0% $  351,265  100.0%      5.6%
                       =========== ====== =========== ======

Net Sales of Enterprise Server and Networking Products (included in the above Product Mix):

                       $  102,502   27.6% $   94,935   27.0%      8.0%
                       ===========        ===========
Stock Performance
 Indicators:
  Actual shares
   outstanding             25,224             25,050
  Total book value per
   share               $     6.79         $     6.54
  Tangible book value
   per share           $     4.63         $     4.63
  Closing price        $     5.44         $     6.87
  Market
   capitalization      $  137,219         $  172,094
  Trailing
   price/earnings
   ratio (3)                   20                 25

(1)  Annualized
(2)  Does not reflect cancellations or returns
(3)  Earnings is based on the last four quarters

SELECTED SEGMENT INFORMATION
----------------------------------------------------------------------
For the Three Months Ended
 September 30,                           2005              2004
----------------------------------------------------------------------
                                              Gross             Gross
                                      Net     Margin     Net    Margin
(Dollars in thousands)               Sales     (%)      Sales    (%)
----------------------------------------------------------------------

PC Connection Sales Corporation
 (SMB)                             $203,493    12.9%  $195,943   12.2%
GovConnection (Public Sector)        87,249     9.2     77,864    9.8
MoreDirect (Large Account)           80,382     9.8     77,458   10.2
                                   --------    -----  --------   -----
     Total                         $371,124    11.3%  $351,265   11.2%
                                   ========    =====  ========   =====



CONSOLIDATED INCOME STATEMENTS
----------------------------------------------------------------------
Three Months Ended September 30,         2005              2004
----------------------------------------------------------------------
                                              % of              % of
(Amounts in thousands, except per              Net               Net
 share data)                        Amount    Sales   Amount    Sales
----------------------------------------------------------------------

Net sales                          $371,124  100.00% $351,265  100.00%
Cost of sales                       329,044   88.66   311,859   88.78
                                   --------  ------- --------  -------
     Gross Profit                    42,080   11.34    39,406   11.22

Selling, general, and
 administrative expenses             37,531   10.11    32,765    9.33
Special charges                         853     .23     1,800     .51
                                   --------  ------- --------  -------
     Income From Operations           3,696    1.00     4,841    1.38

Interest expense                       (289)   (.08)     (334)   (.10)
Other, net                               25     .01        35     .01
Income tax provision                 (1,508)   (.41)   (1,725)   (.49)
                                   --------  ------- --------  -------
     Net Income                    $  1,924     .52% $  2,817     .80%
                                   ========  ======= ========  =======

Weighted average common shares
 outstanding:
   Basic                             25,224            25,047
                                   ========          ========
   Diluted                           25,271            25,215
                                   ========          ========
Earnings per common share:
   Basic                           $    .08          $    .11
                                   ========          ========
   Diluted                         $    .08          $    .11
                                   ========          ========

CONSOLIDATED INCOME STATEMENTS
----------------------------------------------------------------------
Nine Months Ended
September 30,                         2005                2004
----------------------------------------------------------------------
                                            % of                % of
(Amounts in thousands, except                Net                 Net
        per share data)          Amount     Sales    Amount     Sales
----------------------------------------------------------------------

Net sales                      $1,045,685  100.00% $1,014,235  100.00%
Cost of sales                     925,907   88.55     904,742   89.20
                               ----------- ------- ----------- -------
     Gross Profit                 119,778   11.45     109,493   10.80

Selling, general, and
 administrative expenses          110,326   10.55      94,938    9.36
Special charges                       853     .08       3,583     .36
                               ----------- ------- ----------- -------
     Income From Operations         8,599     .82      10,972    1.08

Interest expense                     (846)   (.08)     (1,059)   (.10)
Other, net                             50       -         136     .01
Income tax provision               (3,367)   (.32)     (3,818)   (.38)
                               ----------- ------- ----------- -------
     Net Income                $    4,436     .42% $    6,231     .61%
                               =========== ======= =========== =======

Weighted average common shares
 outstanding:
   Basic                           25,170              25,018
                               ===========         ===========
   Diluted                         25,275              25,271
                               ===========         ===========
Earnings per common share:
   Basic                       $      .18          $      .25
                               ===========         ===========
   Diluted                     $      .18          $      .25
                               ===========         ===========

A RECONCILIATION BETWEEN GAAP AND PRO FORMA NET INCOME
----------------------------------------------------------------------
This information is being provided so as to allow for a comparison of our operating results without special charges.
----------------------------------------------------------------------
                                        Three Months    Nine Months
                                            Ended           Ended
                                        September 30,   September 30,
----------------------------------------------------------------------
(Amounts in thousands)                  2005    2004    2005    2004
----------------------------------------------------------------------

GAAP net income                        $1,924  $2,817  $4,436  $6,231

Special charges (after tax):
   Management restructuring               554       5     554     361
   GSA review and other                     -   1,111       -   1,861
                                       ------  ------  ------  ------
                                          554   1,116     554   2,222
                                       ------  ------  ------  ------

Pro forma net income                   $2,478  $3,933  $4,990  $8,453
                                       ======  ======  ======  ======



CONSOLIDATED BALANCE SHEETS                        September December
                                                      30,       31,
----------------------------------------------------------------------
(Amounts in thousands)                               2005      2004
----------------------------------------------------------------------

ASSETS

  Current Assets:
  Cash and cash equivalents                        $  8,121  $  6,829
  Accounts receivable, net                          148,641   120,752
  Inventories - merchandise                          66,944    78,390
  Deferred income taxes                               3,100     3,039
  Income taxes receivable                             1,369     1,325
  Prepaid expenses and other current assets           3,550     3,644
                                                   --------  --------
         Total current assets                       231,725   213,979
  Property and equipment, net                        17,577    17,647
  Goodwill, net                                      51,687    51,687
  Other intangibles, net                              2,776     3,040
  Other assets                                          376       189
                                                   --------  --------
         Total assets                              $304,141  $286,542
                                                   ========  ========
LIABILITIES AND STOCKHOLDERS' EQUITY

  Current Liabilities:
  Current maturities of capital lease
   obligations:
         To affiliate                              $    404  $    373
         To third party                                 407       391
  Note payable - bank                                 7,566     4,810
  Accounts payable                                   96,188    79,709
  Accrued expenses and other liabilities             18,890    18,138
  Acquisition earn-out obligation                         -     6,921
                                                   --------  --------
         Total current liabilities                  123,455   110,342
  Capital lease obligations, less current
   maturities:
         To affiliate                                 5,408     5,715
         To third party                                 501       841
  Deferred income taxes                               3,587     3,486
                                                   --------  --------
         Total liabilities                          132,951   120,384
                                                   --------  --------
  Stockholders' Equity:
     Common stock                                       256       255
     Additional paid-in capital                      77,686    77,091
     Retained earnings                               95,534    91,098
     Treasury stock at cost                          (2,286)   (2,286)
                                                   --------  --------
         Total stockholders' equity                 171,190   166,158
                                                   --------  --------
         Total liabilities and stockholders'
          equity                                   $304,141  $286,542
                                                   ========  ========



CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
----------------------------------------------------------------------
Nine months ended September 30, 2005 (Amounts in thousands)
----------------------------------------------------------------------
          Common Stock  Additional Retained Treasury Shares
          ------------- Paid-In    Earnings ---------------
          Shares Amount Capital             Shares   Amount    Total
----------------------------------------------------------------------

Balance -
 December
 31, 2004 25,462 $ 255  $  77,091  $91,098   (362)  $(2,286) $166,158

Exercise
 of stock
 options,
 including
 income
 tax
 benefits     92     1        427        -      -         -       428

Issuance
 of stock
 under
 employee
 stock
 purchase
 plan         32     -        168        -      -         -       168

Net income     -     -          -    4,436      -         -     4,436
          ------ -----  ---------  -------  -----  --------  --------

Balance -
 September
 30, 2005 25,586 $ 256  $  77,686  $95,534   (362)  $(2,286) $171,190
          ====== =====  =========  =======  =====  ========  ========




CONSOLIDATED STATEMENTS OF CASH FLOWS
----------------------------------------------------------------------
Nine Months Ended September 30,
(Amounts in thousands)                              2005       2004
----------------------------------------------------------------------

Cash Flows from Operating Activities:

Net income                                       $   4,436  $   6,231

Adjustments to reconcile net income to net cash
 provided by operating activities:
    Depreciation and amortization                    5,340      5,340
    Deferred income taxes                               40        163
    Provision for doubtful accounts                  2,790      3,083
    Loss on disposal of fixed assets                    41          9

Changes in assets and liabilities:
    Accounts receivable                            (30,679)    17,751
    Inventories                                     11,446      2,726
    Prepaid expenses and other current assets           50      1,163
    Other non-current assets                          (187)       (18)
    Accounts payable                                16,479    (21,981)
    Income tax benefits from exercise of stock
     options                                            80         90
    Accrued expenses and other liabilities             752      3,954
                                                 ---------  ---------
    Net cash provided by operating activities       10,588     18,511
                                                 ---------  ---------

Cash Flows from Investing Activities:

  Purchases of property and equipment               (5,060)    (2,449)
  Proceeds from sale of property and equipment          13          3
  Payment of acquisition earn-out obligation        (6,921)   (11,095)
  Cash escrow distributed for acquisition                -      5,000
                                                 ---------  ---------
  Net cash used for investing activities           (11,968)    (8,541)
                                                 ---------  ---------

Cash Flows from Financing Activities:

  Proceeds from short-term borrowings              180,800    270,686
  Repayment of short-term borrowings              (178,044)  (276,300)
  Repayment of capital lease obligations              (600)      (247)
  Exercise of stock options                            348         76
  Issuance of stock under employee stock
   purchase plan                                       168        205
                                                 ---------  ---------
  Net cash provided by (used for) financing
   activities                                        2,672     (5,580)

  Increase in cash and cash equivalents              1,292      4,390
  Cash and cash equivalents, beginning of period     6,829      2,977
                                                 ---------  ---------
  Cash and cash equivalents, end of period       $   8,121  $   7,367
                                                 =========  =========


    CONTACT: PC Connection, Inc.
             Stephen Baldridge, 603-683-2052
             VP of Finance & Corporate Controller